SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

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                      GOLDEN CYCLE GOLD CORPORATION
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
GOLDEN CYCLE GOLD CORPORATION

2340 Robinson Street
Colorado Springs, Colorado  80904
________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
June 4, 1997
                   _________________________

         NOTICE IS HEREBY GIVEN  that the Annual Meeting of Shareholders
("Annual
Meeting") of GOLDEN CYCLE GOLD CORPORATION (the "Corporation"), a Colorado corporation, will be held at the Red Lion Colorado Springs Hotel (the Doubletree Hotel at the World Arena as of June 1, 1997), Colorado Springs, Colorado, June 4, 1997, at 9:00 a.m. (local time) for the following purposes:

    1. To elect six (6) directors of the Corporation to serve until the next Annual Meeting of Shareholders and until their successors are chosen and qualified;

    2. To consider the approval of the 1997 Officers' and Directors' Stock Option Plan pursuant to which 200,000 shares of the Corporation's Common Stock will be reserved for issuance pursuant to options to be granted to eligible officers and directors of the Corporation;

    3. To appoint independent auditors to audit the books and records of the Corporation at the close of the current year; and

    4. To transact such other business as may properly come before the meeting, or any adjournment thereof,

all as more fully set forth in the accompanying Proxy Statement.

         The Board of Directors has fixed the close of business on April 25,
1997
as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The books for transfer of shares of the Corporation will not be closed.

         IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY.

                                                                     By Order
of the Board of Directors,


                                                                     R. Herbert
Hampton
                                                                Secretary

April 30, 1997

GOLDEN CYCLE GOLD CORPORATION
2340 Robinson Street
Colorado Springs, Colorado 80904
__________________________

PROXY STATEMENT
__________________________

ANNUAL MEETING OF SHAREHOLDERS
June 4, 1997

         This proxy statement and the accompanying form of proxy are being mailed on or about May 2, 1997 to the holders of record on April 25, 1997 of the Corporation's Common Stock, without par value (the "Common Stock"), in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Annual Meeting to be held for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders, or any adjournment thereof.

         A proxy in the accompanying form, which is properly executed, duly returned to the Board of Directors and not revoked, will be voted in accordance with instructions contained in the proxy. If no instructions are given with respect to any matter specified in the Notice of Annual Meeting to be acted upon at the Annual Meeting, the proxy will be voted for the election of the nominees for election to the Board of Directors (Proposal No. 1), for the approval of the 1997 Officers' & Directors' Stock Option Plan (Proposal No 2) and for the appointment of the independent auditors (Proposal No. 3). The Board of Directors is not aware of any other matters intended to be presented for action at the Annual Meeting. If any other matters are properly presented for action at the Annual Meeting, or if other circumstances not now known make any of the nominees for election to the Board of Directors unable to serve, it is the intention of the persons named in the proxy to vote on such matters or for such other nominees, as the case may be, in their best judgment.

         A shareholder who has given a proxy has the power to revoke it by giving written notice of such revocation to the Corporation's Secretary at any time prior to the exercise of the proxy. A shareholder's presence at the Annual Meeting, without such written notice of revocation, will not cause the proxy to be revoked. SHAREHOLDERS WHO DO NOT INTEND TO BE PRESENT AT THE ANNUAL MEETING ARE URGED TO CONSIDER CAREFULLY THE INFORMATION IN THIS PROXY
STATEMENT AND TO MARK, SIGN, DATE AND RETURN THEIR PROXIES AS SOON AS POSSIBLE. PROMPT RESPONSE IS HELPFUL.

         The cost of solicitation of proxies will be paid by the Corporation. In addition to solicitation of proxies by use of the mails, certain of the officers, directors and employees of the Corporation, without extra remuneration, may solicit proxies personally or by other communication facilities. The Corporation will reimburse brokers and others who are only record holders of the Corporations' Common Stock for their reasonable expenses in obtaining voting instructions from beneficial owners of such stock.

         Pursuant to the Corporation's By-Laws, the Board of Directors has fixed the close of business on April 25, 1997 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, there were outstanding 1,870,050 shares of Common Stock. The presence in person or by proxy of the holders of a majority of the outstanding shares is necessary for a quorum. Each share of Common Stock entitles the holder thereof to one vote. Election of directors is by plurality vote, with the six nominees receiving the highest vote totals to be elected as directors. Proposals No. 2 and No. 3 require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting. Abstentions are counted as present in determining whether the quorum requirement is satisfied, but they have no other effect on voting for election of directors. Abstentions are the same as a vote against on other matters. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy ("broker non-votes"), those shares will be counted for quorum purposes; however, broker non-votes will not be included in the vote totals for any proposal and therefore will have no effect on the vote for any proposal (including the election of directors).


         The Annual Report of the Corporation for the year ended December 31,
1996
 is enclosed herewith.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth information as to each person who, to the knowledge of the Board of Directors, was the beneficial owner of more than five (5%) of the Corporation's Common Stock outstanding as of April 25, 1997.


    Name and Address                        Number of Shares
P
ercent
    of Beneficial Owner          Beneficially Owned(1)               of Class
    __________________            _____________________       _______

    American Diversified                             361,033
         19.
3%
    Enterprise, Inc. ("ADE")
    c/o Holtzmann, Wise & Shepard
    1271 Avenue of the Americas, 45th Floor
    New York, New York  10020

    MIDAS Fund, Inc.                                285,500 (2)
    15.3
%
    11 Hanover Square
    New York, NY  10005

 Taki N. Anagnoston, M.D.              95,843 (3)            5.1%
    700 R. West 6th Street
    Gilroy, California 95020

________________________________________________________________________

(1)      To the best knowledge of the Corporation, except as indicated below,
     each     beneficial owner has sole voting and investment power in respect of such shares.

(2) Does not include an additional 57,500 shares owned by Bull & Bear Gold Investers, Ltd., a registered investment company whose investment advisor
    is   owned by Bull & Bear Group, Inc., which is also the parent company of the investment advisor of Midas Fund, Inc. The information provided here is based on a report on Schedule 13G dated January 9, 1997.

(3) The indicated number of shares includes 69,416 shares held by a revocable retirement trust for the benefit of Dr. Anagnoston and of which
    Dr. Anagnoston is   trustee, 13,850 shares held by a revocable trust for the
    benefit of Dr. Anagnoston's   wife, of which he and his wife are trustees,
    1,400 shares beneficially owned by Dr. Anagnoston's wife and 11,177 shares
    held by a partnership, of which Dr.     Anagnoston and his wife are general
    partners.

    At the Record Date, the officers and directors of the Corporation as a group beneficially owned 260,454 shares of Common Stock or approximately 12.6% of such class. The number of shares of Common Stock owned by officers and directors of the Corporation includes an aggregate of 190,000 shares of Common Stock which the officers and directors have the right to acquire upon the exercise of options, which shares are treated as outstanding for the purpose of computing the percentage of outstanding shares of Common Stock owned by officers and directors as a group.


                                  PROPOSAL NO. 1

                              ELECTIONS OF DIRECTORS

         Pursuant to the By-Laws of the Corporation, the Board of Directors has fixed the number of Directors at six. The entire Board of Directors is to be elected at each annual meeting of shareholders, and each Director is elected to serve until the next succeeding annual meeting and until his successor is elected and qualifies. The Board of Directors met five times during 1996.
Each director attended 75% or more of the total meetings of the Board and any committee of which he is a member.

         Management intends to nominate for election at the Annual Meeting the individuals named in the following table which sets forth certain information with respect to each nominee. All of the nominees are currently Directors of the Corporation and together comprise the entire Board of Directors.


Shares of Common    Percent
Name of Nominee                                                  Stock
Beneficially    of Class
Age (Year Firs                                                Owned as of
Outstanding
Became Director)   Principal Occupation (1)    April 25, 1996(2)       (3)

Melvin L. Cooper   Chairman of the Board of the     85,850(4)          4.5%
Age 69 (1983)          Union Corporation; The Union
                   Corporation is engaged in
                   providing accounts  receivable
                   management and collection services.

Rex H. Hampton         Consultant to the Corporation   39,002(5)           2.0%
Age 78 (1980)          since August 1, 1993; Chairman
                   of the Board of the Corporation
                   from May 18. 1989 to July 31,
                   1993 and President  and Chief
                   Executive Officer thereof from
                   August 16, 1980 to July 31, 1993;
                   President and Chief Executive
                   Officer of     Golden Cycle Land
                   Corporation, a land development
                   company and wholly-owned subsidiary
                   of ATE Enterprises Inc. from
                   August 16, 1980 to December 31,
                   1986;     Manager, Golden Cycle Land
                   Division, ATE Enterprises
                   Liquidating Trust January 1, 1987
                   to March 31, 1991; Brigadier
                   General U.S. Army (Ret.)

John A. Love            Retired; Of Counsel to Davis,     30,000(6)
1.6%
Age 80 (1983)      Graham & Stubbs from 1985
                   through December 31, 1993;
                   Chief Executive Officer of
                   Ideal Basic Industries, a
                   cement manufacturer now known
                   as Holnam, Inc.,    from January
                   1974 to November 1985;   and
                   Governor of Colorado from 1963
                   to 1973.

Frank M. Orrell    Chairman of the Board of Mother    30,500(7)         1.6%
Age 64 (1989)          Lode Gold Mines Consolidated, a
                   gold mining exploration and
                   development company, since 1978
                   and Chief Executive Officer
                   thereof since 1985; registered
                   representative with Orrell and
                   Company, Inc., a stock brokerage
                   firm, since 1984.

Alan P. Ploesser   Chairman of the Board of the       22,000(6)         1.2%
Age 73 (1989)          Corporation since August 1, 1993;
                             Vice President-Operations of
                   Philex Mining Corporation, a
                   copper and gold mining corporation,
                   from January 1985 until his
                   retirement in January 1989;
                   Vice President-Operations of North
                             Davao Mining Corporation, a copper
                             and gold mining corporation, from
                             January 1981 to December 1984.

Birl W. Worley, Jr.     President and Chief Executive    50,000(8)
2.6%
Age 66 (1980)          Officer of the Corporation since
                   August 1, 1993; Executive Vice
                   President and Director of Stan
                   West Mining Corporation from
                   June 1985 through March 1986;
                   Mineral Resources Consultant to
                   the Corporation and to Benguet
                   Corporation prior to August 1, 1993.

________________________________________________________________________
(1) The occupation listed constitutes the principal occupation or employment of the referenced individual for at least the past five (5) years, except as
     otherwise     indicated.

(2)  Except as noted below, each beneficial owner has sole voting power and
     sole     investment power.

(3)  Based on 1,870,050 shares of Common Stock issued and outstanding as of
     April 25,     1996.  Shares issuable upon exercise of options issued to
each
     Director are treated    as outstanding for the purpose of computing the
     percentage ownership of such Director.

(4)  Includes 30,900 outstanding shares beneficially owned by Mr. Cooper and
     registered    in his name; 24,950 outstanding shares which are held in a trust of which Mr. Cooper is the trustee and which is revocable by him at
     his will and 30,000 shares   issuable to Mr. Cooper upon exercise of
options.
     Mr. Cooper has sole power to vote and dispose of such shares.

(5)  Includes 35,000 shares issuable to Mr. Hampton upon exercise of options.

(6)  Consists solely of shares issuable upon exercise of options.

(7)  Includes 25,000 shares issuable to Mr. Orrell upon exercise of options.

(8)  Includes 43,000 shares issuable to Mr. Worley upon exercise of options.


Information Concerning Executive Officers

         The Corporation's executive officers are Alan P. Ploesser, Chairman of the
Board, Birl W. Worley, Jr., President and Chief Executive Officer, and
R. Herbert Hampton, Vice President, Finance. Mr. Hampton has served as Vice President, Finance since August 1, 1993 and has been an employee of the Corporation since October 1, 1992. Mr. Hampton served as a Lieutenant Colonel, U.S. Army, for more than five years prior to joining the Corporation.
Mr. Hampton is 50 and is the son of Rex H. Hampton, a director and former officer of the Corporation.

Committee of the Board of Directors

         Pursuant to Paragraph 16 of the Corporation's By-Laws, the Board of Directors has created an Audit Committee, comprised of Messrs. Love (Chairman), Orrell and Hampton, which is empowered to supervise the auditing of the accounts of the Corporation. Its functions include reviewing the scope of the audit and auditing fees, meeting with the auditors and the officers of the Corporation to assure the adequacy of internal controls and reporting, reviewing the financial statements of the Corporation and performing other duties and functions deemed appropriate by the Board. The Audit Committee met once during 1996.

         In 1994, the Board created an Employee Compensation Committee comprised of
Messrs. Ploesser, Cooper and Hampton, which is empowered to supervise and approve the terms of employment of all officers and employees of the Corporation, other than the President, and to recommend the terms of employment of the President to the Board of Directors for approval. The Employee Compensation Committee did not meet in 1996.

Recommendation of the Board of Directors

         The Board of Directors recommends a vote FOR election as directors of the nominees identified above.

Executive Compensation

Name and                      Annual            Long Term
Principal                          Compensation        Compensation     All
Other
Position                Year    Salary     Bonus      Option Awards
Compensation

Birl W. Worley     1996 $ 87,500     $22,830 (1)        -              -
President and      1995   66,000         -              -              -
Chief Executive  1994   80,250 (1)    -                  5,000            -
Officer

(1)  During 1996, Mr. Worley was paid bonuses totaling $22,830.
________________________

         The following table sets forth certain information with respect to stock options exercised by Mr. Worley in the last fiscal year and the value of options held by him at fiscal year end. All options are fully exercisable; no SAR's have been granted by the Corporation. No stock options were granted to Mr. Worley in the last fiscal year.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values


                                                                     Number of

Securities         Value of
                                                                   Underlying
    Unexercised

Unexercised        In-the-Money
                       Shares Acquired    Value     Options at            Option
s at
Name             On Exercise      Realized($)  FY-End (#)       FY-End ($)(1)

Birl W. Worley Jr.  17,000         $91,875 (2)   43,000             $160,875
__________________

(1) Mr. Worley holds options entitling him to purchase 38,000 shares of the Corporation's Common Stock at exercise prices which are less than $11.00 per share (the fair market value of a share of the Corporation's Common Stock on December 31, 1996). The values set forth above are calculated based on the aggregate amount of the excess of $11.00 over the relevant exercise prices of these options.

(2) Based on the difference between the exercise prices on the respective dates of exercise and the market value of the Common Stock on the dates of exercise.

Compensation of Directors

         The compensation payable to directors is established periodically by the
Board. During 1996, each director was paid a fee in the amount of $2,000.00 per meeting attended, except that a one time fee of $5,000 was paid for attendance at a Board meeting held in November 1996. For 1997, each member of the Board will be paid a fee of $3,000 for each meeting attended. Directors are also entitled to reimbursement of expenses incurred in connection with such attendance. Members of the Audit Committee are entitled to a fee of $300.00 for each formal committee meeting, not to exceed $600.00 per annum.

Certain Transactions

         Pursuant to a Stock Purchase Agreement dated May 10, 1996 ("Purchase Agreement") with MIDAS Fund, Inc. ("Midas"), an investment company registered under the Investment Company Act of 1946, the Corporation sold, at a price of $6.00 per share, a total of 170,000 shares of Common Stock, 150,000 of which were purchased by Midas and 20,000 of which were purchased by Bull & Bear Gold Investors Ltd., an affiliated investment company. The 170,000 shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to its obligations under the Purchase Agreement, in December 1996, the Corporation registered, at the Corporation's expense, the 170,000 shares with the Securities and Exchange Commission ("SEC") in order to permit their public resale. The Corporation is required to keep such registration in effect for a period of at least 180 days.

         Pursuant to a second Stock Purchase Agreement dated December 2, 1996 with
Midas, the Corporation sold an additional 100,000 shares to Midas at a price of $10.00 per share, also pursuant to an exemption for the registration requirements of the Securities Act. Pursuant to its obligations under this Stock Purchase Agreement, the Corporation is required to use its best efforts to effect the registration of the 100,000 shares with the SEC, at the Corporation's expense, and to keep such registration in effect for a period of at least 180 days.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder, the Corporation's directors, executive officers and 10% shareholders are required to file with the Securities and Exchange Commission and the Pacific Stock Exchange reports of ownership and changes in ownership of the Corporation's Common Stock. Copies of such forms are required to be furnished to the Corporation. Based solely on its review of the copies of such reports, or written representations that no reports were required, the Corporation believes that during 1996, its directors, executive officers and 10% shareholders complied with the Section 16(a) requirements.


                            PROPOSAL NO. 2

         APPROVAL OF THE ADOPTION OF THE 1997 OFFICERS' & DIRECTORS'
                          STOCK OPTION PLAN

         As the Board of Directors believes that the granting of stock options promotes continuity of management and identity of interest between officers, directors and shareholders, the Board has approved, and proposes that the shareholders of the Corporation approve, the adoption of the 1997 Officers' & Directors' Stock Option Plan (the "1997 Plan"). The 1997 Plan provides for the automatic annual grants to each participant of options ("Automatic Options") to purchase 5,000 shares of the Corporation's Common Stock, up to a maximum of 25,000 shares for any one participant during the life of the 1997 Plan.

         The Corporation currently has one other plan pursuant to which stock options may be granted, the 1992 Stock Option Plan (the "1992 Plan"). Under the 1992 Plan, options may be granted to employees of the Corporation and its subsidiaries; non-employee directors are not eligible for options under the 1992 Plan. As of the Record Date, options to purchase a total of 8,000 shares are issued (of which 5,000 remain outstanding), and 2,000 shares remain available for grant under the 1992 Plan. The Corporation also formerly maintained, from 1992 to 1994, a Directors Stock Option Plan, pursuant to which options to purchase a total of 90,000 shares were issued to directors on an automatic basis; no further options may be granted under that plan.

         On April 22, 1995, the last reported sale price of the Corporation's Common Stock on the Pacific Exchange was $9.37 per share.

Recommendation of Board of Directors

         The Board of Directors recommends a vote for approval of Proposal No.
2.
The affirmative vote required to approve the adoption of the 1997 Plan is a majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting.

Description of the 1997 Plan

         The following description of the 1997 Plan is qualified in its entirety by reference to the copy of the plan annexed hereto as Appendix A.

         The 1997 Plan was adopted by the Board of Directors on November 20,
1996.
If approved by the shareholders of the Corporation, an aggregate of 200,000 shares of Common Stock will be reserved for issuance pursuant to Automatic Options to be granted under the 1997 Plan. All executive officers and directors of the Corporation who have served in such capacity for at least one full year (the "Participants") will be eligible to be granted Automatic Options under the 1997 Plan. No person may receive options to purchase more than an aggregate of 25,000 shares under the 1997 Plan. All of the Corporation's six directors, including one director who is also an executive officer of the Corporation, and the Corporation's one additional executive officer will be eligible to participate in the 1997 Plan, if it is approved at the Annual Meeting.

         If the 1997 Plan is approved by the shareholders, each Participant will automatically receive an Automatic Option to purchase 5,000 shares of Common Stock effective as of the date of the Annual Meeting. In addition, on each anniversary of such date, each Participant on that date will receive an Automatic Option to purchase 5,000 shares of Common Stock. No person may receive Automatic Options to purchase more than an aggregate of 25,000 shares, at which time the Participant shall be ineligible to receive any further Automatic Options under the 1997 Plan. If the number of shares remaining in the 1997 Plan on a date of grant are insufficient to grant Automatic Options to purchase 5,000 shares of Common Stock to each eligible Participant, the number of shares subject to each Automatic Option shall be determined by dividing the total number of shares remaining in the 1997 Plan by the number of eligible Participants at that time. The number of shares of Common Stock covered by an Automatic Option is subject to adjustment for stock splits, mergers, consolidations, combinations of shares, reorganizations, and recapitalizations.

         Automatic Options will be granted with an exercise price equal to the Fair
Market Value of a share of Common Stock on the date of the grant. Fair Market Value of a share of Common Stock is defined as the closing sale price per share of the Corporation's Common Stock as reported on the Pacific Exchange on the date of grant. If the Common Stock is not then listed on the Pacific Exchange, the 1997 Plan provides that the Fair Market Value shall be determined by reference to the closing sale price for such stock on any national securities exchange on which the Common Stock is listed or, if such stock is not listed on a national securities exchange, by reference to quotations from the National Association of Securities Dealers Inc. Automated Quotation System. If there is no quotation available on the date of grant, the Fair Market Value shall be determined by reference to the applicable price on the first day preceding the date of grant for which quotations are available. Automatic Options will not be incentive stock options within the meaning of Section 422 of the Internal Revenue Code.

         The exercise price of Automatic Options under the 1997 Plan may be paid in cash or with shares of Common Stock owned by the Participant. Automatic Options may be exercised within the period commencing on the date of grant and ending on the earliest of (i) the date on which the service of the Participant as an officer or director is terminated for cause, (ii) six months after the Participant voluntarily ceases to be an officer or director of the Corporation,
(iii) one year after the date on which the Participant ceases to be an officer or director for any other reason and (iv) the tenth anniversary of the date of grant. In the event of the Participant's death, the Automatic Option may be exercised, if and to the extent that such deceased optionee was entitled to exercise the Option at the time of death, by the executor of the estate of the decedent or by the person or persons to whom the deceased Participant's rights pass by will or by the laws of descent and distribution of the state of his or her domicile at the time of his or her death for a period of one year after the date of death. In the event any Participant incurs any tax liability as a result of the exercise of an Automatic Option, the 1997 Plan permits such Participant to satisfy such liability by either delivery of previously owned shares of Common Stock to the Corporation or by directing the Corporation to withhold a portion of the shares which would otherwise be issuable upon exercise.

         The Board of Directors has the power to terminate or amend the 1997 Plan from time to time in such respects as it deems advisable, except that no termination or amendment shall materially adversely affect any outstanding Automatic Option without the consent of the Participant. Except to the extent necessary to govern Automatic Options, the 1997 Plan shall terminate on June 4, 2007.

         The 1997 Plan shall be administered by the Board of Directors. As the 1997 Plan specifically identifies the Participants, the date of grant of Automatic Options, the number of shares to be subject thereto, the exercise price, duration and other significant terms thereof, the administration, interpretation and construction of the 1997 Plan by the Board will be essentially ministerial in nature. The 1997 Plan provides that the interpretation and construction of the 1997 Plan by the Board shall be final.

         New Plan Benefits Table     The following table sets forth the number
of
Automatic Options that will be granted under the 1997 Plan in 1997 to Birl W. Worley Jr., the Corporation's President and Chief Executive Officer, the Corporation's executive officers as a group and the Corporation's non-employee directors as a group:

Name or Group                                         Number of Automatic
Options

Birl W. Worley Jr.                                                5,000

Executive Officers                                              10,000
     as a Group (2 persons)

Non-Employee Directors                                     25,000
     as a Group (5 persons)

Federal Income Tax Consequences

         All Automatic Options to be issued under the 1997 Plan will be non-incentive stock options. A non-incentive stock option is a stock option which is not covered by certain specific sections of the Internal Revenue Code (the "Code") relating to stock options. The Corporation believes that Automatic Options granted under the 1997 Plan will not have a readily ascertainable fair market value, as defined by Treasury Regulation
Section 1.83-7. Therefore, a Participant will not recognize income until shares are acquired upon the exercise of an Automatic Option. Upon exercise, the excess, in any, of the fair market value of the shares acquired over the exercise price thereof will be recognized by the Participant as compensation income. For this purpose, the fair market value is determined without regard to any restriction on the transfer of the shares other than a permanent restriction. Additional rules may apply in the event the sale of shares acquired upon exercise of an Automatic Option would be subject to Section 16(b) of the Securities Exchange Act of 1934.

         The Participant's tax basis will be an amount equal to the cash paid upon the exercise of an Automatic Option, increased by any amount includable in gross income of the Participant. Upon a later disposition of shares received as a result of exercise of an Automatic Option, gain or loss will be measured by the difference between the sale proceeds and such tax basis. The gain or loss will generally be treated as capital gain or capital loss, provided the shares are capital assets in the hands of the Participant.

         If a Participant surrenders shares of Common Stock in payment of all or part of the aggregate exercise price of an Automatic Option, the Participant will recognize income if the fair market value of the shares received exceeds the exercise price thereof. In such event, the Participant must include the amount of such excess in gross income, as compensation. If the exercise price of an Automatic Option is paid solely in shares, the Participant's tax basis for the shares received equal in value to the shares surrendered will be the Participant's basis for the surrendered shares and the tax basis of the remainder of the shares will be the amount of compensation income recognized. (Code Sections 1036(b) and 1031(d).

         The Corporation generally will be entitled to a tax deduction in an amount equal to the compensation income recognized by a Participant as a result of the exercise of an option, subject to the limitations on deductibility of certain compensation in excess of $1 million contained in Section 162(m) of the Code. (Code Sections 83(h) and 162).

         Any amount treated as compensation received by a Participant as a result of an exercise of an Automatic Option and which is related to the Participant's employment by the Corporation is subject to Federal income tax withholding and employment taxes.

         The foregoing is a general description of Federal income tax consequences.
In connection with their particular income tax liability, optionees are urged to obtain professional advice regarding the applicability of Federal, state and local tax laws.


                               PROPOSAL NO. 3

                         ELECTION OF INDEPENDENT AUDITORS

         On November 20, 1996 the Board of Directors reappointed KPMG Peat
Marwick
("KPMG"), as independent auditors of the Corporation subject to shareholders' approval. It is intended that, in the absence of a contrary direction, votes will be cast pursuant to the accompanying proxies for the appointment of KPMG as independent auditors to audit the books and records of the Corporation at the close of the current calendar year. Neither KPMG nor any of its partners has any financial interest in or any connection (other than as independent certified public accountants) with the Corporation. A representative of KPMG is expected to be present at the Annual Meeting, and will have the opportunity to make a statement and will respond to appropriate questions from shareholders present at the meeting.


         SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING OF SHAREHOLDERS

         A Shareholder proposal to be presented at the 1998 Annual Meeting of Shareholders must be received at the Corporation's office at 2340 Robinson Street, Colorado Springs, Colorado 80904 no later than December 31, 1997 in order to be included in the proxy materials for that meeting.


                                                                By Order of the
Board of Directors



Colorado Springs, Colorado              R. Herbert Hampton
April 30, 1997                                                  Secretary

                            APPENDIX A

                  GOLDEN CYCLE GOLD CORPORATION

          1997 Officers' & Directors' Stock Option Plan

         SECTION 1.  Establishment.  There is hereby established the Golden
Cycle
Gold Corporation 1997 Officers' & Directors' Stock Option Plan (the "Officers' & Directors' Plan") pursuant to which certain officers and directors of Golden Cycle Gold Corporation (the "Company") may be granted options to purchase shares of common stock, without par value ("Common Stock"), and thereby share in the future growth of the business. The purpose of the Officers' & Directors' Plan is to promote continuity of management and identity of interest between officers, directors and shareholders of the Company.

         SECTION 2. Status of Options. The options to be issued pursuant to this
Officers' & Directors' Plan (the "Options") shall not constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         SECTION 3. Eligibility. All executive officers and directors of the Company who have served in such capacity for at least one full year (collectively, the "Participants") shall be eligible to be granted Options under this Officers' & Directors' Plan.

         SECTION 4.  Number of Shares Covered by Options;  No Preemptive
Rights.
The total number of shares which may be issued and sold pursuant to Options granted under this Officers' & Directors' Plan shall be 200,000 shares of Common Stock (or the number and kind of shares of stock or other securities which, in accordance with Section 8 of this Officers' & Directors' Plan, shall be substituted for such shares of Common Stock or to which said shares shall be adjusted; all references to shares of Common Stock are deemed to be references to said shares or shares so adjusted). The issuance of shares upon exercise of an Option shall be free from any preemptive or preferential right of subscription or purchase on the part of any shareholder. If any outstanding Option granted under this Officers' & Directors' Plan is terminated, for any reason, or expires without having been fully exercised, the shares of Common Stock subject to the unexercised portion of the Option will again be available for Options issued under this Officers' & Directors' Plan.

         SECTION 5.  Administration.

         (a) This Officers' & Directors' Plan shall be administered by the Board of Directors. A majority of the members of the Board shall constitute a quorum. All determinations of the Board shall be made by a majority of such quorum or by a written consent signed by all members of the Board.

         (b) Options shall be automatically granted to Participants in accordance with Section 6 hereof and shall be issued upon the terms and conditions set forth in Section 7 hereof. No Options shall be granted hereunder other than as provided in Section 6 hereof. Accordingly, the persons to whom Options shall be granted, the number of shares subject thereto and the material terms and conditions governing the Options will not be subject to the discretion of the Board. However, if any questions of interpretation of this Officers' & Directors' Plan or of any Options issued hereunder shall arise, they shall be determined by the Board and such determination shall be final and binding upon all persons having an interest in the Officers' & Directors' Plan.

         (c) The granting of an Option pursuant to this Officers' & Directors' Plan shall not confer upon the Participant any right to be continued as a director or officer of the Company or any of its subsidiaries. In addition, the granting of an Option pursuant to this Officers' & Directors' Plan shall not confer upon the Participant any rights of a shareholder of the Company with respect to any shares issuable upon exercise of an Option unless and until a certificate for such shares has been issued and delivered to him.

         SECTION 6. Non-Discretionary Grants. Following approval of this Officers' & Directors' Plan by the shareholders of the Company, during the term of this Officers' & Directors' Plan, Options shall be automatically granted to Participants as follows:

         (a) an Option to purchase 5,000 shares of Common Stock will be granted to each person who is then a Participant on the date (the "Initial Grant Date") of the Annual Meeting of the Board of Directors following the Annual Meeting of the Shareholders at which the Plan is approved; and

         (b) an Option to purchase 5,000 shares of Common Stock will be granted to each person who is then a Participant on each anniversary of the Initial Grant Date (the Initial Grant Date and each anniversary thereof on which options are granted hereunder to be hereinafter referred to as a "date of grant"), until the Participant has received options under this Officers' & Directors' Plan entitling him to purchase an aggregate of 25,000 shares (which number shall be adjusted in a means consistent with an adjustment made to the 200,000 share number referred to in Section 8), at which time such Participant shall be ineligible to receive any further Options under this Officers' & Directors' Plan. If the number of shares remaining in the Officers' & Directors' Plan on any date of grant is insufficient to grant each eligible Participant an Option to purchase 5,000 shares of Common Stock, each eligible Participant will receive an Option to purchase a number of shares of Common Stock to be determined by dividing the total number of shares remaining in the Officers'
& Directors' Plan by the number of eligible Participants at that time and, if necessary, rounding down to the nearest number of whole shares.

         SECTION 7. Terms and Conditions of Options; Stock Option Agreements. Each Option granted pursuant to this Officers' & Directors' Plan shall be evidenced by a written agreement between the Participant and the Company which shall be subject to the following terms and conditions:

         (a)  The exercise price of each Option shall be one hundred percent
(100%)
of the Fair Market Value ( as hereinafter defined) of the shares subject to such Option on the date of grant. For purposes of this Section, the "Fair Market Value" of a share of Common Stock shall be the closing sale price per share of the Company's Common Stock as reported on the Pacific Exchange on the date of grant. If the Common Stock is not traded on the Pacific Exchange on the date of grant, then the Fair Market Value shall be (i) if the Common
Stock is then listed on any other national securities exchange, the closing sale price per share as reported by such exchange on the date of grant; (ii) if the Common Stock is not listed on a national securities exchange but is listed on the National Association of Securities Dealers' NASDAQ Stock Market ("NASDAQ"), the closing sale price per share of the Common Stock as reported by NASDAQ on the date of grant; (iii) if the Common Stock is listed on NASDAQ, but closing sales prices are not reported with respect to the Common Stock, the mean between the high bid and low asked prices per share of the Common Stock as reported by NASDAQ on the date of grant; or (iv) if the Common Stock is not listed on NASDAQ, the mean between the closing bid and asked prices per share of the Common Stock on the date of grant as furnished by a broker-dealer which regularly furnishes price quotations for the Common Stock. If there is no quotation available on the date of grant, the fair market value shall be determined by reference to the applicable price on the first day preceding the date of grant for which quotations are available.

         (b) The exercise price of the shares to be purchased pursuant to an Option shall be paid (i) in full either in cash or by check, (ii) by delivery (i.e., surrender) of shares of Common Stock of the Company owned by the Participant with a Fair Market Value (as defined above) at the time of the exercise of the Option equal to the exercise price, or (iii) by a combination of (i) and (ii). In addition, to the extent permitted by applicable law, the exercise price may be paid by one or more brokerage firms pursuant to arrangements whereby such firm or firms, on behalf of a Participant, shall pay to the Company the exercise price of the Option being exercised, and the Company, pursuant to an irrevocable notice from the Participant, shall deliver shares being purchased to such firm.

         (c) Each Option shall be exercisable during the period commencing on the date of grant and ending on the earliest of (i) the date on which the Participant's service as an executive officer or director is terminated for cause, (ii) six months after the Participant voluntarily ceases to be an officer or director of the Company, (iii) one year after the date on which the Participant ceases to be an officer or director of the Company for any other reason and (iv) the tenth anniversary of the date of grant. In the event of the Participant's death, the Option may be exercised, if and to the extent that such deceased Optionee was entitled to exercise the Option at the time of death, by the executor of the estate of the decedent or by the person or persons to whom the deceased Participant's rights pass by will or by the laws of descent and distribution of the state of his or her domicile at the time of his or her death for a period of one year after the date of death.

         (d) Each Option shall be non-transferable by the Participant except by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order or to a member of Participant's immediate family
(i.e., spouse, children, parents, or siblings) or a trust for the benefit of such person.

         (e) Unless a registration statement with respect to the shares to be purchased upon exercise of the Option is in effect under the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws, a Participant's right to purchase the shares shall be subject to the condition that the Company shall have received such assurance as it may reasonably request that such purchase will be in accordance with an applicable exemption from the registration requirements of each such law.
The Company shall not be obligated to issue or deliver any shares upon exercise of the Option if to do so would violate the Securities Act or any state securities law and the Company shall have no obligation to file any registration statement or to take any other action required or permitted by any such law. The Company shall give the Participant and his counsel access to such information as may reasonably be requested to enable such counsel to express an opinion as to the availability of an exemption from such registration requirements.

         (f) If, in connection with the exercise of an Option by a Participant, the Company is required to withhold any tax for Federal Insurance Contribution Act purposes and/or any federal, state or local income tax or taxes, each Participant may, subject to the restrictions herein contained, satisfy, in whole or part, the Participant's obligation to pay to the Company the amount of such tax or taxes by electing (1) to have the Company withhold a portion of the shares of Common Stock which would otherwise be issuable to such Participant upon exercise of the Option or (2) to deliver and transfer to the Company shares of Common Stock previously owned by the Participant, or (3) by a combination of the means specified in clauses (1) and (2) above; provided, however, that the amount of federal, state and local income taxes that may be paid by delivery or withholding of shares of Common Stock shall not exceed the applicable maximum marginal rate. The amount of any withholding tax not paid by delivery or withholding of shares of Common Stock shall be paid by the Participant to the Company in cash. Shares of Common Stock delivered or withheld shall have a Fair Market Value (as defined in Sections 7(a) hereof) equal to the amount of tax required to be withheld, or such part of such tax that the Participant elects to pay with shares of Common Stock.
The Fair Market Value of the shares of Common Stock delivered to or withheld by the Company shall be determined as of the date the amount of tax to be withheld is determined (the "Tax Date") or if shares of Common Stock did not trade on the Tax Date, as of the last previous date shares of Common Stock did so trade. An election by a Participant to deliver shares of Common Stock or to have shares of Common Stock withheld to satisfy tax withholding requirements shall be made in writing, shall be delivered to the Secretary of the Company and shall not be effective until so delivered, and shall be irrevocable.

         SECTION 8. Adjustment of Number of Shares. If a dividend or other distribution shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any Option granted hereunder, and the number or shares reserved for issuance pursuant to this Officers' & Directors' Plan but not yet covered by an Option, shall be adjusted by adding to each of such shares the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution. If the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock then subject to any such Option and for each share of Common Stock reserved for issuance pursuant to this Officers' & Directors' Plan but not yet covered by an Option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchangeable; provided, however, that in the event that such change or exchange results from a merger or consolidation, and in the judgment of the Board such substitution cannot be effected or would be inappropriate, or if the Company shall sell all or substantially all of its assets, the Company shall use reasonable efforts to effect some other adjustment of each then outstanding Option which the Board, in its sole discretion, shall deem equitable. In the event that there shall be any change, other than as specified above in this Section 8, in the number or kind of outstanding shares of Common Stock or of any stock or other securities into which such shares of Common Stock shall have been changed or for which they shall have been exchanged, then, if the Board shall determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Officers' & Directors' Plan but not yet covered by an Option and of the shares then subject to an Option or Options, such adjustment shall be made by the Board and shall be effective and binding for all purposes of this Officers' & Directors' Plan and of each stock option agreement. In the case of any substitution or adjustment as provided for in this Section 8, the aggregate option price in each stock option agreement for all shares covered thereby prior to such substitution or adjustment will be the aggregate option price for all shares of stock or other securities (including any fraction) which shall have been substituted therefor pursuant to this Section 8. No adjustment or substitution provided for in this Section 8 shall require the Company, in any stock option agreement, to sell a fractional share. Accordingly, any fraction of a share or other security which results from any such adjustment of substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

         SECTION 9. Effective Date and Term of Plan. This plan shall become effective on the date of its approval by vote of the shareholders of the Company. Except to the extent necessary to govern outstanding Options issued, this Plan shall terminate on, and no additional Options shall be granted after the tenth anniversary of the date on which such approval is obtained, unless earlier terminated by the Board of Directors in accordance with Section 10 hereof.

         SECTION 10. Termination and Amendment of Plan. This Officers' & Directors' Plan may be terminated or amended from time to time by vote of the Board of Directors; provided, however, that no such termination or amendment shall materially adversely affect or impair any then outstanding Option without the consent of the Participant, except that the effectiveness of any amendment which, under any applicable statute, rule or regulation (including but not limited to rules of the Pacific Stock Exchange) requires shareholder approval, will be subject to obtaining such approval.